Exhibit 99.1

pdvWireless Reports First Quarter Results

WOODLAND PARK, NJ – August 9, 2016 – pdvWireless, Inc., (NASDAQ: PDVW) (the “Company” or “pdvWireless”), a private wireless communications carrier and provider of mobile workforce management solutions, reported today its first fiscal quarter results for the period ended June 30, 2016.

“During the first quarter, we remained focused on our primary business initiatives, including actively promoting our DispatchPlus business, pursuing our rulemaking petition at the FCC and advancing our longer-term strategic initiatives.” said John C. Pescatore, President and CEO of pdvWireless. “We continue to receive positive feedback from our initial customers within the business verticals we are targeting.”

The Company also made progress with its Joint Petition for Rulemaking. Over the last several months, the pdvWireless team, along with representatives of the Enterprise Wireless Alliance, held productive meetings with the FCC Chairman’s office, as well as with the offices of the other four FCC Commissioners, and with representatives of the FCC’s Wireless Telecommunications Bureau and the Office of Engineering and Technology. At these meetings, the team discussed the merits of the Petition, which seeks realignment of the 900 MHz band to allow the deployment of broadband technologies. The Company also continued to participate in discussions with several licensees in the band to address their questions and provide solutions.

As announced previously, pdvWireless, together with its consortium partners, submitted a proposal to the FirstNet RFP and continues to work through the official bidding process. “We are excited to participate in the FirstNet RFP process and work with the experienced partners we have in our consortium, who have demonstrated expertise in the critical areas needed to build and operate a nationwide public-safety broadband network,” added Mr. Pescatore. “There are numerous benefits to participating in this FirstNet process, and our company is strengthened as a result.”

Financial Results

Revenue for the Company’s first fiscal quarter ended June 30, 2016 was $1.0 million compared with $0.8 million for the quarter ended June 30, 2015. For the first quarter of this year, the Company reported a net loss of ($10.1 million), or ($0.70) per share, compared with a net loss of ($4.4 million), or ($0.32) per share, for the same quarter in the previous year.

Due to the early phase of its DispatchPlus business, the Company’s revenues for the three months ended June 30, 2016 continued to principally represent its historical software as-a-service (“SaaS”) business, although the increases in revenues for the quarter were primarily from the recently launched DispatchPlus business.

The operating results for the three months ended June 30, 2016 also include costs and expenses related to developing the Company’s broadband spectrum strategies, including the FirstNet bid, and operating, selling and marketing costs of implementing and deploying its DispatchPlus business.

Cost of revenue for the three months ended June 30, 2016 increased by 322.1% to $1.6 million from $0.4 million for the three months ended June 30, 2015. The increase primarily reflects the costs to maintain and operate the Company’s push-to-talk networks for its DispatchPlus business.

Operating expenses for the three months ended June 30, 2016 increased by $4.7 million, or 97%, to $9.5 million from $4.8 million for the three months ended June 30, 2015. The increase for the first quarter was principally driven by:

•

General and administrative expenses increased by $4.0 million, or 108%, to $7.7 million from $3.7 million. The increase largely resulted from $3.3 million for consulting services related to the Company’s strategic initiatives, including the FirstNet RFP process, and $0.5 million for increased headcount and related costs.

•

Sales and support increased by $0.4 million, or 50%, to $1.2 million for the three months ended June 30, 2016 from $0.8 million for the three months ended June 30, 2015. The increase is due primarily to a $0.2 million increase in headcount and related costs along with $0.1 million for indirect commissions provided to the Company’s third-party sales representatives to support its DispatchPlus business.

Adjusted EBITDA for this year’s first quarter was a negative ($8.2 million) as compared with a negative ($3.0 million) for the same quarter in the prior year. The decrease in Adjusted EBITDA in the first quarter resulted from higher cost of revenue, selling and general and administrative costs as the Company increased its spending and headcount to support and implement its business initiatives.

Strong Cash Position

The Company has a strong cash position, with $143.2 million in available cash as of June 30, 2016, a decrease of $10.3 million from March 31, 2016 as the Company invested in the pursuit and development of its spectrum strategies.

Conference Call

The Company will host a conference call at 4:45 p.m. EDT today, August 9, 2016, to discuss its first quarter fiscal 2017 financial results and update investors on its other strategic initiatives. Investors in the United States can participate in the earnings call by dialing into the conference line at 888-267-2845 or 973-528-0008 and using the conference code 692207. The earnings call will also be available for replay until August 23, 2016 and can be accessed by dialing into the conference lines at 800-332-6854 or 973-528-0005 and using the conference code 692207. The replay will also be posted on the Company’s website at www.pdvwireless.com/investors.

About pdvWireless

pdvWireless, Inc. is a private wireless communications carrier and provider of mobile workforce management solutions that increase the productivity of field-based workers and the efficiency of their dispatch and call center operations. pdvWireless has commenced launching private push-to-talk networks in major markets throughout the United States. Its patented and industry-validated SaaS technology improves team communication and field documentation across a wide array of industries, including transportation, distribution, construction, hospitality, waste management and field service.

pdvWireless’ Chairman, Brian McAuley and Vice Chairman, Morgan O'Brien, were the co-founders of Nextel Communications and have over 60 years of combined experience in two-way radio operations and FCC regulatory matters. pdvWireless is headquartered in Woodland Park, New Jersey.

Non-GAAP Financial Information

This press release and the information contained herein present a non-GAAP financial measure, Adjusted EBITDA, which excludes certain amounts. The Company defines Adjusted EBITDA as net income (loss) with adjustments for depreciation and amortization, interest income (expense)-net, other income (expense)-net, income taxes and stock-based compensation. The Company has included below a reconciliation of net loss, the most directly comparable GAAP financial measure, to Adjusted EBITDA. The Company’s management uses Adjusted EBITDA to evaluate the Company’s performance and provides this financial measure to investors as a supplement to the Company’s reported results because management believes this information provides additional insight into the Company’s operating performance by disregarding certain nonrecurring or non-cash items or items that are not reflective of the day-to-day offering of its services. Adjusted EBITDA should not be considered in isolation, as a substitute for, or as superior to, financial measures calculated in accordance with GAAP, and the Company’s financial results calculated in accordance with GAAP and any reconciliation to those financial statements should be carefully evaluated. The non-GAAP financial measure used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts are forward-looking statements as defined under the Federal securities laws. These forward-looking statements include statements regarding the Company’s DispatchPlus business and its sales and marketing initiatives, the regulatory status and timing of the Company’s Joint Petition for Rulemaking and the Company’s spectrum and other initiatives and opportunities. Any forward-looking statements contained herein are based on the Company’s current expectations, but are subject to a number of risks and uncertainties that could cause its actual future results to differ materially from its current expectations or those implied by the forward-looking statements.

These risks and uncertainties include, but are not limited to: the Company has a limited operating history with respect to its recently launched DispatchPlus business; the Company has had net losses each year since its inception and may not achieve or maintain profitability in the future; the Company’s indirect sales model may not be successful; customers may not adopt the Company’s technology or service offerings as quickly as anticipated or in sufficient numbers; the Company’s spectrum and other initiatives and opportunities, including its Joint Petition for Rulemaking and its FirstNet bid proposal, may not be successful on a timely basis or at all, may cost more than anticipated, and may continue to require significant time and attention from its senior management team and the expenditure of significant resources; the wireless communication industry is highly competitive and the Company may not be able to compete successfully; and government regulation could adversely affect the Company’s business and prospects. These and other factors that may affect the Company’s future results or operations are identified and described in more detail in its filings with the Securities and Exchange Commission, (the “SEC”), including its Annual Report on Form 10-K for the fiscal year ended March 31, 2016, filed with the SEC on June 13, 2016 and its quarterly report on Form 10-Q for the quarter ended June 30, 2016, filed with the SEC on August 9, 2016. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as required by applicable law, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results, later events or circumstances or to reflect the occurrence of unanticipated events.

Investor relations contacts:

Natasha Vecchiarelli Investor Relations Manager pdvWireless, Inc. 973-531-4397 ir@pdvwireless.com	Joele Frank, Wilkinson Brimmer Katcher
Joe Millsap 415-869-3958
jmillsap@joelefrank.com
Adam Pollack 212-355-4449 apollack@joelefrank.com

pdvWireless, Inc.

Consolidated Statements of Operations

	Three months ended
	June 30,
	2016	2015
Operating revenues	(Unaudited)	(Unaudited)
Service revenue	$765,305	$648,662
Spectrum lease revenue	182,186	182,186
Other revenue	98,291	10,012
Total operating revenues	1,045,782	840,860
Cost of revenue
Sales and service	1,583,780	375,174
Gross profit (loss)	(537,998)	465,686
Operating expenses
General and administrative	7,746,001	3,722,406
Sales and support	1,216,241	811,675
Product development	572,921	304,897
Total operating expenses	9,535,163	4,838,978
Loss from operations	(10,073,161)	(4,373,292)
Interest expense	(1,364)	—
Interest income	22,529	22,220
Net loss	$(10,051,996)	$(4,351,072)
Net loss per common share basic and diluted	$(0.70)	$(0.32)
Weighted-average common shares used to compute basic and diluted net loss per share	14,375,466	13,492,560

The table below reconciles Adjusted EBITDA to the Company’s GAAP disclosure of net loss.

	Three months ended
	June 30,
	2016	2015
	(Unaudited)	(Unaudited)
Adjusted EBITDA:
Net loss	$(10,051,996)	$(4,351,072)
Interest income (expense) - net	(21,165)	(22,220)
Depreciation - Cost of revenue	443,547	32,950
Depreciation and amortization - Operating expenses	43,159	16,140
Stock-based compensation expense	1,365,582	1,349,634
Adjusted EBITDA	$(8,220,873)	$(2,974,568)

pdvWireless, Inc.

Consolidated Balance Sheets

	June 30,	March 31,
	2016	2016
	(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$143,181,931	$153,462,865
Accounts receivable, net of allowance for doubtful accounts	590,594	528,283
Inventory	55,750	93,203
Prepaid expenses and other current assets	785,296	906,952
Total current assets	144,613,571	154,991,303
Property and equipment	14,970,448	15,119,766
Intangible assets	104,225,744	103,655,459
Capitalized patent costs, net	220,297	222,359
Other assets	332,683	60,073
Total assets	$264,362,743	$274,048,960
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable and accrued expenses	$2,632,261	$3,780,697
Accounts payable - officers	19,532	44,159
Current portion of note payable	494,545	494,545
Deferred revenue	798,630	744,605
Total current liabilities	3,944,968	5,064,006
Noncurrent liabilities
Long-term portion of note payable	497,265	497,265
Deferred revenue	5,616,666	5,647,773
Other liabilities	804,878	654,536
Total liabilities	10,863,777	11,863,580
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.0001 par value per share, 10,000,000 shares authorized and no shares outstanding at June 30, 2016 and March 31, 2016	—	—
Common stock, $0.0001 par value per share, 100,000,000 shares authorized and 14,300,790 shares issued and outstanding at June 30, 2016 and March 31, 2016	1,438	1,438
Additional paid-in capital	327,034,670	325,669,088
Accumulated deficit	(73,537,142)	(63,485,146)
Total stockholders' equity	253,498,966	262,185,380
Total liabilities and stockholders' equity	$264,362,743	$274,048,960

pdvWireless, Inc.

Consolidated Statement of Cash Flows

(Unaudited)

	For the three months ended
	June 30,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(10,051,996)	$(4,351,072)
Adjustments to reconcile net loss to net cash used by operating activities
Depreciation and amortization	486,706	49,090
Non-cash compensation expense attributable to stock awards	1,365,582	1,349,634
Changes in operating assets and liabilities
Accounts receivable	(62,311)	(8,462)
Inventory	37,453	—
Prepaid expenses and other assets	(150,954)	(103,255)
Accounts payable and accrued expenses	(1,148,436)	(4,205,582)
Accounts payable - officers	(24,627)	(24,940)
Deferred revenue	(190,557)	(181,866)
Other liabilities	136,687	62,493
Net cash used by operating activities	(9,602,453)	(7,413,960)
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of intangible assets	(302,314)	—
Purchases of equipment	(375,106)	(1,398,746)
Payments for patent costs	(1,061)	(1,744)
Net cash used by investing activities	(678,481)	(1,400,490)
CASH FLOWS FROM FINANCING ACTIVITIES
Net proceeds from follow-on offering	—	64,792,220
Net cash provided from financing activities	—	64,792,220
Net change in cash and cash equivalents	(10,280,934)	55,977,770
CASH AND CASH EQUIVALENTS
Beginning of the period	153,462,865	119,873,668
End of the period	$143,181,931	$175,851,438